Exhibit 99.1
Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.323.5752

Contacts:	Media	Investors
	Houston Spencer +1 (914) 323-5723	Matt Latino +1 (914) 323-5821
	Houston.Spencer@xylem.com	Matthew.Latino@xylem.com

Xylem Reports First Quarter 2021 Results
•Revenue growth 12% on a reported basis, 8% organically
•Double-digit orders growth across all business segments, reflecting strong commercial momentum and underlying demand in critical infrastructure
•Adjusted EBITDA margin of 17.1%, up 480 basis points; net income as a percentage of revenue was 6.9%, up 350 basis points
•Reported net income of $87 million or $0.48 per share; adjusted net income of $102 million or $0.56 per share
•Raising full-year organic revenue guidance to a range of 5% to 7%, and adjusted earnings per share to a range of $2.50 to $2.70

RYE BROOK, N.Y., May 4, 2021 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported first quarter 2021 revenue of $1.26 billion. Revenues grew 12 percent on a reported basis, and 8 percent organically, reflecting demand growth across all segments.

First quarter adjusted earnings before interest, tax, depreciation and amortization (EBITDA) margin grew 480 basis points to 17.1 percent. The margin expansion was driven by volume benefits from strong demand, productivity gains and cost discipline. Xylem generated net income of $87 million, or $0.48 per share, and adjusted net income of $102 million, or $0.56 per share, which excludes the impact of restructuring, realignment and special charges.

“Our Xylem team performed exceptionally well in the first quarter, despite ongoing pandemic challenges around the world. I’m so proud of how the team has served our customers and communities,” said Patrick Decker, Xylem’s president and CEO. “We came into the year with growing momentum, and are taking full advantage of resurgent demand alongside broader economic recovery, posting double-digit orders growth across all segments.”

“The positive market signals we are seeing, and our team’s proven ability to manage through a challenging supply chain environment, give us confidence about the remainder of this year and beyond. On that basis, we are raising our guidance for the full year, for both top-line growth and earnings.”

Updated Outlook

Xylem now expects full year organic revenue growth to be in the range of 5 to 7 percent, and 8 to 10 percent on a reported basis. This represents an increase from the Company’s previous full-year organic revenue guidance of 3 to 5 percent, and 6 to 8 percent on a reported basis. Full-year adjusted earnings per share is now expected to be in the range of $2.50 to $2.70, up from the previous range of $2.35 to $2.60. The increased guidance primarily reflects commercial momentum and broad demand recovery.

Further 2021 planning assumptions are included in Xylem’s first quarter 2021 earnings materials posted at www.xylem.com/investors. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.

First Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving wastewater transport and treatment, clean water delivery, and dewatering.
•First quarter 2021 revenue was $509 million, up 11 percent organically, and up 16 percent as reported, compared with first quarter 2020. Double-digit growth in both utilities and industrial end markets was driven by strong demand in wastewater applications and project deliveries in Europe, along with strength in Emerging Markets compared to a COVID-challenged environment in the first quarter of the prior year.

•First quarter adjusted EBITDA margin was 17.3 percent, up 430 basis points from the prior year. Reported operating income for the segment was $71 million and adjusted operating income, which excludes $5 million of restructuring and realignment costs, was $76 million. The segment reported operating margin was 13.9 percent, up 500 basis points versus the prior year period. Adjusted operating margin rose 490 basis points to 14.9 percent. Strong productivity and volume leverage offset inflation.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in industrial, commercial building, and residential applications.
•First quarter 2021 revenue was $393 million, representing 13 percent organic growth year-over-year, and 16 percent growth on a reported basis. Double-digit growth from strong demand in industrial and residential end markets was supplemented by mid-single digit growth in the commercial end market.

•First quarter adjusted EBITDA margin was 19.1 percent, up 250 basis points from the prior year. Reported operating income for the segment was $66 million and adjusted operating income, which excludes $1 million of restructuring and realignment costs and $1 million of special charges, was $68 million. The segment reported operating margin was 16.8 percent, up 290 basis points versus the prior year period. Adjusted operating margin rose 280 basis points to 17.3 percent. Strong productivity, cost savings and volume leverage more than offset inflation.

Measurement & Control Solutions

Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics and analytic instrumentation.
•First quarter 2021 revenue was $354 million, flat organically and up 2 percent on a reported basis, as modest growth in water applications from strong demand in the test business was offset by declines in energy applications from COVID-19 related delays on smart metrology deployments.

•First quarter adjusted EBITDA margin was 15.5 percent, up 770 basis points from the prior year. Reported operating income for the segment was $9 million and adjusted operating income, which excludes $2 million of restructuring and realignment costs, was $11 million. The segment reported operating margin was 2.5 percent, up 600 basis points versus the prior year period. Adjusted operating margin rose 600 basis points to 3.1 percent. Productivity gains and the effect of lapping a one-time warranty charge in the same period of the prior year more than offset inflation and timing delays on smart meter deployments.

Supplemental information on Xylem’s first quarter 2021 earnings and reconciliations for certain non-GAAP items are posted at www.xylem.com/investors.

###

About Xylem

Xylem (XYL) is a leading global water technology company committed to solving critical water and infrastructure challenges with innovation. Our more than 16,000 diverse employees delivered revenue of $4.88 billion in 2020. We are creating a more sustainable world by enabling our customers to optimize water and resource management, and helping communities in more than 150 countries become water-secure. Join us at www.xylem.com.

Forward-Looking Statements

This press release contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “project,” “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that: are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals; or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Additionally, many of these risks and uncertainties are, and may continue to be, amplified by the coronavirus (“COVID-19”) pandemic. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: overall industry and economic conditions, including industrial, governmental and private sector spending and the strength of the residential and commercial real estate markets; geopolitical, regulatory, economic and other risks associated with international operations; continued uncertainty around the COVID-19 pandemic’s magnitude, duration and impacts on our business, operations, growth, and financial condition, as well as uncertainty around approved vaccines and the pace of recovery when the pandemic subsides; actual or potential other epidemics, pandemics or global health crises; manufacturing and operating cost increases due to inflation, prevailing price changes, tariffs and other factors; fluctuations in foreign currency exchange rates; disruption, competition and pricing pressures in the markets we serve; cybersecurity incidents or other disruptions of information technology systems on which we rely, or involving our products; disruptions in operations at our facilities or that of third parties upon which we rely; availability of products, parts, electronic components, and raw materials from our supply chain; availability, regulation and interference with radio spectrum used by some of our products; our ability to retain and attract senior management and other key talent; uncertainty related to restructuring and realignment actions and related charges and savings; our ability to continue strategic investments for growth; our ability to successfully identify, execute and integrate acquisitions; risks relating to products, including defects, security, warranty and liability claims, and recalls; difficulty predicting our financial results, including uncertainties due to the nature of our short- and long-cycle businesses; volatility in our results due to weather conditions; our ability to borrow or refinance our existing indebtedness and the availability of liquidity sufficient to meet our needs; risk of future impairments to goodwill and other intangible assets; failure to comply with, or changes in, laws or regulations, including those pertaining to anti-corruption, data privacy and security, export and import, competition, and the environment and climate change; changes in our effective tax rates or tax expenses; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; and other factors set forth in “Part I Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in subsequent filings we may make with the Securities and Exchange Commission. All forward-looking statements made herein are based on information currently available to us as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

For the three months ended March 31,	2021	2020
Revenue	$1,256	$1,123
Cost of revenue	766	714
Gross profit	490	409
Selling, general and administrative expenses	301	297
Research and development expenses	50	49
Restructuring and asset impairment charges	6	2
Operating income	133	61
Interest expense	21	16
Other non-operating income (expense), net	2	(3)
Income before taxes	114	42
Income tax expense	27	4
Net income	$87	$38
Earnings per share:
Basic	$0.49	$0.21
Diluted	$0.48	$0.21
Weighted average number of shares:
Basic	180.3	180.2
Diluted	181.5	181.3

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	March 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$1,688	$1,875
Receivables, less allowances for discounts, returns and credit losses of $38 and $46 in 2021 and 2020, respectively	952	923
Inventories	596	558
Prepaid and other current assets	165	167
Total current assets	3,401	3,523
Property, plant and equipment, net	627	657
Goodwill	2,831	2,854
Other intangible assets, net	1,075	1,093
Other non-current assets	611	623
Total assets	$8,545	$8,750
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$530	$569
Accrued and other current liabilities	714	787
Short-term borrowings and current maturities of long-term debt	600	600
Total current liabilities	1,844	1,956
Long-term debt	2,460	2,484
Accrued post-retirement benefits	502	519
Deferred income tax liabilities	257	242
Other non-current accrued liabilities	536	573
Total liabilities	5,599	5,774
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 195.2 shares and 194.9 shares in 2021 and 2020, respectively	2	2
Capital in excess of par value	2,049	2,037
Retained earnings	1,967	1,930
Treasury stock – at cost 15.2 shares and 14.5 shares in 2021 and 2020, respectively	(655)	(588)
Accumulated other comprehensive loss	(426)	(413)
Total stockholders’ equity	2,937	2,968
Non-controlling interests	9	8
Total equity	2,946	2,976
Total liabilities and stockholders’ equity	$8,545	$8,750

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the three months ended March 31,	2021	2020
Operating Activities
Net income	$87	$38
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	30	29
Amortization	32	35
Share-based compensation	9	8
Restructuring and asset impairment charges	6	2
Other, net	2	4
Payments for restructuring	(12)	(8)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(42)	23
Changes in inventories	(46)	(54)
Changes in accounts payable	(29)	(68)
Other, net	(63)	(11)
Net Cash – Operating activities	(26)	(2)
Investing Activities
Capital expenditures	(39)	(51)
Proceeds from the sale of property, plant and equipment	1	—
Other, net	7	3
Net Cash – Investing activities	(31)	(48)
Financing Activities
Short-term debt issued, net	—	193
Short-term debt repaid	—	(3)
Repurchase of common stock	(67)	(60)
Proceeds from exercise of employee stock options	3	5
Dividends paid	(51)	(48)
Net Cash – Financing activities	(115)	87
Effect of exchange rate changes on cash	(15)	(22)
Net change in cash and cash equivalents	(187)	15
Cash and cash equivalents at beginning of year	1,875	724
Cash and cash equivalents at end of period	$1,688	$739
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$41	$12
Income taxes (net of refunds received)	$28	$8

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or “adjusted”) measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” and “Adjusted Segment EBITDA” reflect the adjustments to EBITDA and segment EBITDA, respectively, to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
“Adjusted EBITDA Margin” and “Adjusted Segment EBITDA margin” defined as adjusted EBITDA and adjusted segment EBITDA divided by total revenue and segment revenue, respectively.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, adjusted to exclude restructuring and realignment costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Adjusted Operating Margin” and “Adjusted Segment Operating Margin” defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures, and “Free Cash Flow Conversion” defined as Free Cash Flow divided by net income, excluding the gain on sale of businesses, non-cash impairment charges and significant deferred tax items. Our definitions of “free cash flow” and “free cash flow conversion” do not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges” defined as costs incurred by the Company, such as acquisition and integration related costs, non-cash impairment charges and both operating and non-operating adjustments for pension costs.
“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2021 v. 2020	% Change 2021 v. 2020	Acquisitions/ Divestitures	FX Impact	Change Adj. 2021 v. 2020	% Change Adj. 2021 v. 2020
	2021	2020

Quarter Ended March 31
Xylem Inc.	1,538	1,261	277	22%	7	(49)	235	19%	18%
Water Infrastructure	611	514	97	19%	—	(27)	70	14%	14%
Applied Water	477	372	105	28%	—	(13)	92	25%	25%
Measurement & Control Solutions	450	375	75	20%	7	(9)	73	19%	18%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2021 v. 2020	% Change 2021 v. 2020	Acquisitions / Divestitures	FX Impact	Change Adj. 2021 v. 2020	% Change Adj. 2021 v. 2020
	2021	2020

Quarter Ended March 31
Xylem Inc.	1,256	1,123	133	12%	2	(44)	91	8%	8%
Water Infrastructure	509	438	71	16%	—	(24)	47	11%	11%
Applied Water	393	338	55	16%	—	(11)	44	13%	13%
Measurement & Control Solutions	354	347	7	2%	2	(9)	—	0%	-1%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1
	2021	2020
Total Revenue
• Total Xylem	1,256	1,123
• Water Infrastructure	509	438
• Applied Water	393	338
• Measurement & Control Solutions	354	347
Operating Income
• Total Xylem	133	61
• Water Infrastructure	71	39
• Applied Water	66	47
• Measurement & Control Solutions	9	(12)
• Total Segments	146	74
Operating Margin
• Total Xylem	10.6%	5.4%
• Water Infrastructure	13.9%	8.9%
• Applied Water	16.8%	13.9%
• Measurement & Control Solutions	2.5%	(3.5)%
• Total Segments	11.6%	6.6%
Special Charges
• Total Xylem	2	—
• Water Infrastructure	—	—
• Applied Water	1	—
• Measurement & Control Solutions	—	—
• Total Segments	1	—
Restructuring & Realignment Costs
• Total Xylem	8	9
• Water Infrastructure	5	5
• Applied Water	1	2
• Measurement & Control Solutions	2	2
• Total Segments	8	9
Adjusted Operating Income
• Total Xylem	143	70
• Water Infrastructure	76	44
• Applied Water	68	49
• Measurement & Control Solutions	11	(10)
• Total Segments	155	83
Adjusted Operating Margin
• Total Xylem	11.4%	6.2%
• Water Infrastructure	14.9%	10.0%
• Applied Water	17.3%	14.5%
• Measurement & Control Solutions	3.1%	(2.9)%
• Total Segments	12.3%	7.4%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q1 2021				Q1 2020
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,256	—		1,256	1,123	—		1,123
Operating Income	133	10	a	143	61	9	a	70
Operating Margin	10.6%			11.4%	5.4%			6.2%
Interest Expense	(21)	—		(21)	(16)	—		(16)
Other Non-Operating Income (Expense)	2	1	b	3	(3)	1	b	(2)
Income before Taxes	114	11		125	42	10		52
Provision for Income Taxes	(27)	4	c	(23)	(4)	(6)	c	(10)
Net Income attributable to Xylem	87	15		102	38	4		42
Diluted Shares	181.5			181.5	181.3			181.3
Diluted EPS	$0.48	$0.08		$0.56	$0.21	$0.02		$0.23

Year-over-year currency translation impact on current year diluted EPS	$0.04	$—		$0.04
Diluted EPS at Constant Currency	$0.44	$0.08		$0.52

a	Restructuring & realignment costs of $8 million in 2021 and $9 million in 2020, as well as special charges of $2 million in 2021 ($1 million of pension costs related to the UK pension plan that is going to be part of a buyout and $1 million of non-cash impairment charges).
b	Special non-operating charges consist of $1 million, in each 2021 and 2020, of pension costs related to the UK pension plan that is going to be part of a buyout.
c	Net tax impact on restructuring & realignment costs of $2 million in both 2021 and 2020; and $6 million of charges from special tax items in 2021 and $4 million of benefit from special tax items in 2020, respectively.

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2021
	Q1	Q2	Q3	Q4	Total
Net Income	87				87
Income Tax Expense	27				27
Interest Expense (Income), net	19				19
Depreciation	30				30
Amortization	32				32
EBITDA	195				195
Share-based Compensation	9				9
Restructuring & Realignment	8				8
Special Charges	3				3
Adjusted EBITDA	215				215
Revenue	1,256				1,256
Adjusted EBITDA Margin	17.1%				17.1%

2020
	Q1	Q2	Q3	Q4	Total
Net Income	38	31	37	148	254
Income Tax Expense	4	4	13	10	31
Interest Expense (Income), net	14	16	20	20	70
Depreciation	29	29	30	29	117
Amortization	35	33	33	33	134
EBITDA	120	113	133	240	606
Share-based Compensation	8	8	3	7	26
Restructuring & Realignment	9	43	15	10	77
Special Charges	1	13	71	1	86
Adjusted EBITDA	138	177	222	258	795
Revenue	1,123	1,160	1,220	1,373	4,876
Adjusted EBITDA Margin	12.3%	15.3%	18.2%	18.8%	16.3%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Water Infrastructure
($ Millions)

2021
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	70				70
Interest Expense (Income), net	(1)				(1)
Depreciation	11				11
Amortization	2				2
EBITDA	82				82
Share-based Compensation	1				1
Restructuring & Realignment	5				5
Adjusted EBITDA	88				88
Revenue	509				509
Adjusted EBITDA Margin	17.3%				17.3%

2020
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	37	71	85	116	309
Interest Expense (Income), net	—	(1)	—	—	(1)
Depreciation	11	11	11	11	44
Amortization	4	5	2	2	13
EBITDA	52	86	98	129	365
Share-based Compensation	—	1	—	1	2
Restructuring & Realignment	5	8	8	7	28
Adjusted EBITDA	57	95	106	137	395
Revenue	438	501	524	616	2,079
Adjusted EBITDA Margin	13.0%	19.0%	20.2%	22.2%	19.0%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Applied Water
($ Millions)

2021
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	66				66
Interest Expense (Income), net	—				—
Depreciation	5				5
Amortization	1				1
EBITDA	72				72
Share-based Compensation	1				1
Restructuring & Realignment	1				1
Special Charges	1				1
Adjusted EBITDA	75				75
Revenue	393				393
Adjusted EBITDA Margin	19.1%				19.1%

2020
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	47	42	55	60	204
Interest Expense (Income), net	—	—	—	—	—
Depreciation	5	5	6	5	21
Amortization	1	—	1	1	3
EBITDA	53	47	62	66	228
Share-based Compensation	1	1	—	1	3
Restructuring & Realignment	2	4	2	1	9
Adjusted EBITDA	56	52	64	68	240
Revenue	338	337	364	395	1,434
Adjusted EBITDA Margin	16.6%	15.4%	17.6%	17.2%	16.7%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Measurement & Control Solutions
($ Millions)

2021
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	16				16
Interest Expense (Income), net	—				—
Depreciation	9				9
Amortization	27				27
EBITDA	52				52
Share-based Compensation	1				1
Restructuring & Realignment	2				2
Adjusted EBITDA	55				55
Revenue	354				354
Adjusted EBITDA Margin	15.5%				15.5%

2020
	Q1	Q2	Q3	Q4	Total
Pre-Tax (Loss) Income	(13)	(46)	(62)	14	(107)
Interest Expense (Income), net	—	—	—	—	—
Depreciation	9	8	9	9	35
Amortization	27	26	27	27	107
EBITDA	23	(12)	(26)	50	35
Share-based Compensation	2	1	1	1	5
Restructuring & Realignment	2	31	5	2	40
Special Charges	—	10	69	—	79
Adjusted EBITDA	27	30	49	53	159
Revenue	347	322	332	362	1,363
Adjusted EBITDA Margin	7.8%	9.3%	14.8%	14.6%	11.7%